PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated November 17, 1998)

                                  $46,000,000

                        principal amount plus interest

                              Liquidity Facility

                                      of

                        FGIC Securities Purchase, Inc.
                                 in support of

             RANCHO CALIFORNIA WATER DISTRICT FINANCING AUTHORITY

                  Adjustable Rate Revenue Bonds Series 1998A

Date of Bonds: Date of Delivery                          Due: August 15, 2029

                              -------------------



     Liquidity Facility: We are providing a liquidity facility for the Bonds described below (the "Liquidity Facility"). The Liquidity Facility will expire on November , 2003 unless it is extended or terminated sooner in accordance with its terms.

     Terms of the Bonds: The Bonds are limited obligations of the Rancho California Water District Financing Authority, and will be payable from payments made by the Rancho California School District under an installment sale agreement with the Rancho California Water District and other amounts pledged under the indenture governing the Bonds. The Bonds will initially bear interest at a Weekly Rate of %, with interest to be payable on the first calendar day of each month, commencing December 2, 1998 unless converted to a Daily Interest Rate, Bond Interest Term Rate or a Long-Term Interest Rate as more fully described in the Prospectus Supplement. The 1998 Bonds are also subject to mandatory and optional redemption prior to maturity and to mandatory tender for purchase, as described in this Prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Our obligations under the Liquidity Facility (the "Obligations") are not being sold separately from the Bonds. The Bonds are being remarketed under a separate disclosure document. The Obligations may not be separately traded. This prospectus supplement and the accompanying prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Bonds purchased by us.

                    ---------------------------------------

                           PAINEWEBBER INCORPORATED

                    ---------------------------------------

          The date of this prospectus supplement is November , 1998.

                               TABLE OF CONTENTS

                                                                          Page

INTRODUCTION...............................................................S-2
DESCRIPTION OF THE BONDS...................................................S-2
THE LIQUIDITY FACILITY....................................................S-17
THE STANDBY LOAN AGREEMENT; GE CAPITAL....................................S-18
EXPERTS...................................................................S-20

                             --------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

                                 INTRODUCTION

     We are providing you with this prospectus supplement to furnish information regarding our obligations under a Liquidity Facility in support of $46,000,000 aggregate principal amount of Adjustable Rate Revenue Bonds Series 1998A which the Rancho California Water District Financing Authority (the "Issuer") will issue on or about November , 1998 (the "Bonds"). We will enter into a Standby Bond Purchase Agreement (the "Liquidity Facility") with BNY Western Trust Company (the "Trustee" or the "Tender Agent"), pursuant to which we will be obligated under certain circumstances to purchase unremarketed Bonds from the holders optionally or mandatorily tendering their Bonds for purchase. In order to obtain funds to purchase the Bonds, we will enter into a Standby Loan Agreement with General Electric Capital Corporation ("GE Capital") under which GE Capital will be irrevocably obligated to lend funds to us as needed to purchase Bonds. Our obligations under the Liquidity
Facility will expire on November , 2003 unless the Liquidity Facility is extended or terminated sooner in accordance with its terms.

                           DESCRIPTION OF THE BONDS

Capitalized terms not otherwise defined have the meanings set forth in Appendix B.

     The Bonds are being issued pursuant to the Constitution and laws of the State of California (the "State"), and particularly the statutory provisions relating to the joint exercise of powers contained in Chapter 5, Division 7, Title 1 of the Government Code of the State (the "Act"). The Bonds will be issued in fully registered form without coupons and when issued will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, New York, New York (DTC).

     The Bonds will be issued in the aggregate principal amount, will be dated and bear interest at the rates and mature (subject to prior redemption and purchase), on August 15, 2029. The Bonds will be issued in fully-registered form, registered in the name of a nominee of DTC. DTC will act as securities depository for the Bonds. Individual purchases and sales may be made in book-entry form only. Purchasers will not receive certificates representing their interest in the Bonds purchased. References in this Description of Bonds to the bondholders or registered owners shall mean DTC and shall not mean the beneficial owners of the Bonds. Principal of and interest on the Bonds are payable by wire transfer by the Trustee to DTC, which is expected, in turn, to remit such amounts to the DTC participants for subsequent disbursement to the beneficial owners. See "Book-Entry Only System" below.

     PaineWebber Incorporated has been appointed by the Authority as the exclusive initial remarketing agent with respect to the Bonds (the "Remarketing Agent"). The Authority will enter into a Remarketing Agreement with the Remarketing Agent with respect to the remarketing of the Bonds.

Book-Entry Only System

     The Depository Trust Company ("DTC"), New York, New York, will act as securities depository for the Bonds. The Bonds will be issued as fully registered bonds registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Bond will be issued for each maturity of the Bonds of each Series, each in the aggregate principal amount of such maturity, and will be deposited with DTC.

     Principal and interest payments on the Bonds will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of such Participant and not of DTC, the Trustee, or the Authority, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Authority or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to the Authority or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Bonds are required to be printed and delivered. The Authority may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Bonds will be printed and delivered in accordance with the terms of the Indenture.

Sources of Payment for the Bonds

     The Bonds will be applied on the date of issuance of the Bonds to fund and acquire a nonabatable Installment Sale Agreement, dated as of November 1, 1998 (the "Installment Sale Agreement"), by and between the District, as purchaser, and the Authority, as seller. The Installment Sale Agreement will be executed and delivered by the District on the date of issuance of the Bonds and will be in a combined aggregate principal amount equal to the principal amount of the Bonds.

     The Installment Sale Agreement requires the District to make installment payments (the "Installment Payments") to the Trustee which, in the aggregate, are sufficient for the payment in full of all principal of and interest on the Bonds when due, or upon the earlier redemption thereof. The proceeds of the Bonds will be applied to acquire the Installment Purchase Agreement and pay the costs of issuing the Bonds. The Bonds constitute limited obligations of the Authority payable solely from installment payments made by the District under the Installment Sale Agreement, and certain funds held under the Indenture.

     The Installment Payments due under the Installment Sale Agreement are nonabatable and are payable from Net District Revenues (as defined herein) on a parity with each other and with installment payments to be made by the District under other previous Installment Sale Agreement executed by the District. Net District Revenues consist of all income, ad valorem assessments, standby charges, rents, rates, fees, charges and other moneys received by the District.

Interest Rate Provisions

     The Bonds will initially bear interest at a Weekly Interest Rate of %, such interest to be paid monthly on the first Wednesday of each month (or if such is not a business day then the next succeeding business day), commencing December 2, 1998. Thereafter, at the election of the Authority, the Bonds may bear interest from time to time at (i) a Daily Interest Rate during a Daily Interest Rate Period, (ii) Bond Interest Term Rates (herein referred to as "BIT Rates") during a Short-Term Interest Rate Period, or (iii) a Long-Term Interest Rate during a Long-term Interest Rate Period, as more fully described below and in Appendix A. All of the Bonds must bear interest in the same interest rate mode.

     Interest on the Bonds shall be computed, in the case of a Daily Interest Rate Period, a Weekly Interest Rate Period or a Short-Term Interest Rate Period, on the basis of a 365 or 366-day year, as appropriate, for the actual number of days elapsed, and, in the case of a Long-Term Interest Rate Period, on the basis of a 360-day year consisting of twelve 30-day months. When the Bonds bear interest at a Daily Interest Rate, Weekly Interest Rate or a BIT Rate, the Authorized Denominations will be $100,000 and any integral multiple thereof, and, when the Bonds bear interest at a Long-Term Interest Rate, the Authorized Denominations will be $5,000 and any integral multiple of $5,000 (the "Authorized Denominations").

     Interest on the Bonds will be payable by the Trustee to the registered Owners as of the Record Date (as defined below) (i) during any Daily Interest Rate Period, on the fifth Business Day of each calendar month; (ii) during any Weekly Interest Rate Period, on the first Wednesday of each calendar month, or, if any such first Wednesday shall not be a Business Day, on the next succeeding Business day; (iii) during any Long-Term Interest Rate Period, on each February 15 and August 15, or, if any such February 15 or August 15 is not a Business Day, on the next succeeding Business Day; and (iv) during any BIT, on the day next succeeding the last day thereof (each, an "Interest Payment Date"). "Business Day" shall mean any day other than a Saturday, a Sunday or any other day on which banks located in the State of California or New York are authorized or required to be closed. "Interest Rate Period" shall mean any Daily Interest Rate Period, Weekly Interest Rate Period, Short-Term Interest Rate Period or Long-Term Interest Rate Period.

     "Record Date" means, with respect to the Bonds, (i) with respect to any Interest Payment Date in respect to any Daily Interest Rate Period, the last
Business Day of each calendar month or, in the case of the last Interest Payment Date in respect to a Daily Interest Rate Period, the Business Day immediately preceding such Interest Payment Date, (ii) with respect to any Interest Payment Date in respect of any Weekly Interest Rate Period or any Bond Interest Term, the Business Day immediately preceding such Interest Payment Date, and (iii) with respect to any Interest Payment Date in respect to any Long-Term Interest Rate Period, the February 1 or August 1 immediately preceding such Interest Payment Date or, in the event that an Interest Payment Date occurs less than 15 days after the first day of a Long-Term Interest Rate Period, such first day.

     The term of the Bonds shall be divided into consecutive Interest Rate Periods selected by the Authority. At any time, all Bonds (other than Bonds held by the Liquidity Provider) shall bear interest, at either a Daily Interest Rate, a Weekly Interest Rate, a Long-Term Interest Rate or BIT Rates. During a Short-Term Interest Rate Period, Bonds may bear interest at different BIT Rates or have BITs of different durations. For any Daily Interest Rate Period, interest shall accrue from the first day thereof and thereafter from the first day of each calendar month during such Daily Interest Rate Period. For any Weekly Interest Rate Period, interest shall accrue at the Weekly Interest Rate from the first Wednesday of each month to and including the succeeding Tuesday preceding the first Wednesday of the next month. For any BIT within a Short-Term Interest Rate Period, interest shall accrue from the first day thereof to and including the last day thereof. For any Long-Term Interest Rate Period, interest shall accrue from the first day thereof and thereafter from each Interest Payment Date in respect thereof (other than the last such Interest Payment Date), to and including the day immediately preceding the next succeeding Interest Payment Date.

     Within each Interest Rate Period, the applicable interest rate shall be the rate of interest per annum determined by the Remarketing Agent (based on the examination of tax-exempt obligations comparable, in the judgment of the Remarketing Agent, to the Bonds and known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell such Bonds on such Business Day at a price (without regard to accrued interest) equal to the principal amount thereof.

Establishment of Interest Rates and Payment of Interest

     Except as provided in the Indenture with respect to Provider Bonds, each Bond shall bear interest from and including the Interest Accrual Date immediately preceding the date of authentication thereof, or, if such date of authentication shall be an Interest Accrual Date to which interest on the Bonds has been paid in full or duly provided for or the date of initial authentication of the Bonds, from such date of authentication; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the date to which interest has been paid in full on the Bonds or, if no interest has been paid on the Bonds, from the date of the first authentication of Bonds. For any Weekly Interest Rate Period, interest on the Bonds shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Accrual Date (or, if any Interest Payment Date is not a Wednesday, commencing on the second preceding Interest Accrual Date) and ending on the Tuesday immediately preceding the Interest Payment Date (or, if sooner, the last day of the Weekly Interest Rate Period). For any Daily Interest Rate Period, interest on the Bonds shall be payable on each Interest Payment Date for the period commencing on the Interest Accrual Date preceding the prior Interest Payment Date and ending on the last day of such month. For any Bond Interest Term within a Short-Term Interest Rate Period or any Long-Term Interest Rate Period, interest on the Bonds shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Accrual Date and ending on the day immediately preceding such Interest Payment Date. In any event, interest on the Bonds shall be payable for the final Interest Rate Period to the date on which the Bonds shall have been paid in full. Interest shall be computed, in the case of the Short-Term or a Long-Term Interest Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and in the case of any other Interest Rate Period, on the basis of a 365 or 366-day year, as appropriate, for the actual number of days elapsed.

     Except as provided in the Indenture with respect to Provider Bonds, that is Bonds acquired by FGIC SPI in connection with the Liquidity Facility in the manner hereinafter provided, the term of the Bonds will be divided into Interest Rate Periods during each of which the Bonds shall bear interest at a Weekly Interest Rate, a Daily Interest Rate, Bond Interest Term Rates or a Long-Term Interest Rate; provided, however, that at any time, all Bonds (other than Provider Bonds) shall bear interest at a Weekly Interest Rate, a Daily Interest Rate, a Long-Term Interest Rate or Bond Interest Term Rates. No holder of a Bond shall be paid interest for any period at a rate higher than the Maximum Rate. The first Interest Rate Period shall commence on the date of issuance of the Bonds. On the Closing Date the Bonds shall be subject to the Weekly Interest Rate.

     Determination  of Weekly Interest Rate.  During each Weekly Interest Rate
     --------------------------------------
Period, the Bonds (other than Provider Bonds) shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent by no later than 5:00 p.m. (New York City time) on Tuesday of each week during such Weekly Interest Rate Period, or if such day shall not be a Business Day, then on the next succeeding Business Day. Each Weekly Interest Rate shall be announced by the Remarketing Agent by no later than the close of business on the Business Day next succeeding its day of determination and shall be communicated to the Trustee by FAX. The first Weekly Interest Rate determined for each Weekly Interest Rate Period (other than the Weekly Interest Rate Period commencing on the next day succeeding the end of the first Weekly Interest Rate Period) shall be determined on or prior to the first day of such Weekly Interest Rate Period and shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Tuesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Wednesday and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on Wednesday preceding the last day of such Weekly Interest Rate Period and ending on the last day of such Weekly Interest Rate Period. The Weekly Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent (based on the examination of tax-exempt obligations comparable in the judgment of the Remarketing Agent to the Bonds and known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell the Bonds on such date of determination at a price (without regarding accrued interest) equal to the principal amount thereof. In the event that the Remarketing Agent fails to establish a Weekly Interest Rate for any week, then the Weekly Interest Rate for such week shall be the same as the Weekly Interest Rate for the immediately preceding week if the Weekly Interest Rate for such preceding week was determined by the Remarketing Agent. In the event that the Weekly Interest Rate for the immediately preceding week was not determined by the Remarketing Agent, or in the event that the Weekly Interest Rate determined by the Remarketing Agent shall be held to be invalid or unenforceable by a court of law, then the interest rate for such week shall be equal to 100% of the PSA Municipal Swap Index of Municipal Market Data, a Thomson Financial Services Company as published in The Wall Street Journal, or its successors or assigns, made available for the week preceding the date of determination, or if such index is no longer available, or no such index was so made available, for the week preceding the date of determination, 70% of the interest rate on 30-day high grade unsecured commercial paper notes sold through dealers by major corporations as reported in The Wall Street Journal on the day the Weekly Interest Rate would otherwise be determined as provided herein for such Weekly Interest Rate Period as specified by the Authority to the Trustee.

     Adjustment  to Weekly  Interest  Rate.  At any time,  the  Authority,  by
     -------------------------------------
written order to the Trustee, the Tender Agent, the Liquidity Provider and the Remarketing Agent, may elect, subject to certain rights of the Liquidity Provider with respect to Provider Bonds, that the Bonds shall bear interest at a Weekly Interest Rate. Such direction of the Authority shall specify (1) the effective date of such adjustment to a Weekly Interest Rate, which shall be
(A) a Business Day not earlier than the 30th day following the second Business Day after receipt by the Trustee of such direction, (B) in the case of an adjustment from a Long-Term Interest Rate Period, the day immediately following the last day of the then-current Long-Term Interest Rate Period or a day on which the Bonds would otherwise be subject to optional redemption pursuant to the Indenture if such adjustment did not occur, and (C) in the case of an adjustment from a Daily Interest Rate Period or Short-Term Interest Rate Period, the day immediately following the last day of the Interest Rate Period; and (2) the date of delivery for such Bonds to be purchased (if other than such effective date). In addition, the direction of the Authority shall be accompanied by an opinion of Bond Counsel and by a form of notice to be mailed to the owners of the Bonds by the Trustee as provided in the following paragraph. During each Weekly Interest Rate Period commencing on a date so specified and ending on the day immediately preceding the effective date of the next succeeding Interest Rate Period, the interest rate borne by the Bonds shall be a Weekly Interest Rate.

     Notice of  Adjustment  to Weekly  Interest  Rate.  The Trustee shall give
     ------------------------------------------------
notice by first-class mail of an adjustment to a Weekly Interest Rate Period to the Owners of the Bonds not less than 30 days prior to the effective date of such Weekly Interest Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to a Weekly Interest Rate unless Bond Counsel fails to deliver to the Trustee, the Authority and the Remarketing Agent an opinion of Bond Counsel as to such adjustment on the effective date of such adjustment in the Interest Rate Period, in which case the Bonds, if being adjusted from a Daily Interest Rate Period or a Short-Term Interest Period, shall continue to bear interest at a Daily Interest Rate or Bond Interest Term Rates, as the case may be, as in effect immediately prior to such proposed adjustment in the Interest Rate Period, or if the Bonds are being adjusted from a Long-Term Interest Rate Period, the Bonds shall be adjusted to bear interest at a Weekly Interest Rate, (2) the effective date of such Weekly Interest Rate Period, and (3) that the Bonds are subject to mandatory tender for purchase on such effective date, setting forth the applicable purchase price.

     Determination  of Daily  Interest  Rate.  During each Daily Interest Rate
     ---------------------------------------
Period with respect to any Bonds bearing interest at the Daily Interest Rate, such Bonds shall bear interest at the Daily Interest Rate, which shall be determined by the Remarketing Agent for such Bonds on each Business Day for such Business Day and communicated to the Trustee by FAX. The Daily Interest Rate shall be the rate of interest per annum determined by such Remarketing Agent (based on an examination of tax-exempt obligations comparable, in the judgment of such Remarketing Agent, to such Bonds and known by such Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate which, if borne by such Bonds, would enable such Remarketing Agent to sell such Bonds on such Business Day at a price (without regard to accrued interest) equal to the principal amount thereof. The Daily Interest Rate for any day for the Bonds which is not a Business Day shall be the same as the Daily Interest Rate for the immediately preceding Business Day. If for any reason a Daily Interest Rate for the Bonds is not so established for any Business Day by the Remarketing Agent for such Bonds, the Daily Interest Rate for such Business Day shall be the same as the Daily Interest Rate for such Bonds for the immediately preceding day and such rate shall continue until the earlier of (1) the date on which such Remarketing Agent determines a new Daily Interest Rate for such Bonds or (2) the seventh day succeeding the first such day on which such Daily Interest Rate is not determined by such Remarketing Agent. In the event that the Daily Interest Rate for the Bonds shall be held to be invalid or unenforceable by a court of law, or the Remarketing Agent for such Bonds fails to determine a new Daily Interest Rate for such Bonds for a period of seven days as described in clause (2) of the immediately preceding sentence, the interest rate applicable to such Bonds shall be determined by the Authority and shall be the interest rate per annum equal to 68% of the rate on 30-day high grade unsecured commercial paper notes sold through dealers by major corporations as reported in The Wall Street Journal for each Business Day and for the next preceding Business Day for each day which is not a Business Day until such Daily Interest Rate is again validly determined by such Remarketing Agent.

     Adjustment to Daily Interest Rate. Subject to the preceding paragraph, at
     ---------------------------------
any time, the Authority, by written order to the Trustee, the Tender Agent, the Liquidity Provider and the Remarketing Agent, may elect subject to certain rights of the Liquidity Provider with respect to Provider Bonds, that the Bonds shall bear interest at a Daily Interest Rate. Such direction of the Authority shall specify (1) the proposed effective date of such adjustment to a Daily Interest Rate which date shall be (A) a Business Day not earlier than the 30th day following the second Business Day after receipt by the Trustee of such direction, (B) in the case of an adjustment from a Long-Term Interest Rate Period, the day immediately following the last day of the then-current Long-Term Interest Rate Period or a day on which the Bonds would be subject to optional redemption pursuant to the Indenture with respect to such Bonds, (C) in the case of an adjustment from a Weekly Interest Rate Period or Short-Term Interest Rate Period, the day immediately following the last day of the Interest Rate Period with respect to such Bonds; and (2) the date of delivery of such Bonds to be purchased. In addition, the direction of the Authority shall be accompanied by an Opinion of Bond Counsel and by a form of notice to be mailed to the owners of the Bonds by the Trustee as provided in the following paragraph. During each Daily Interest Rate Period for the Bonds commencing on a date so specified and ending on the day immediately preceding the effective date of the next succeeding Interest Rate Period, the interest rate borne by such Bonds shall be a Daily Interest Rate.

     Notice of  Adjustment  to Daily  Interest  Rate.  The Trustee  shall give
     -----------------------------------------------
notice by first-class mail of an adjustment to a Daily Interest Rate Period to the owners of the Bonds not less than 30 days prior to the proposed effective date of such Daily Interest Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to a Daily Interest Rate unless Bond Counsel fails to deliver to the Trustee, the Authority and the Remarketing Agent an Opinion of Bond Counsel as to such adjustment on the effective date of such adjustment in the Interest Rate Period, in which case the Bonds, if being adjusted from a Short-Term Interest Period, shall continue to bear interest at Bond Interest Term Rates as in effect immediately prior to such proposed adjustment in the Interest Rate Period, or if the Bonds are being adjusted from a Weekly Interest Rate Period or a Long-Term Interest Rate Period, the Bonds shall be adjusted to bear interest at a Weekly Interest Rate; (2) the effective date of such Daily Interest Rate Period; and (3) that such Bonds are subject to mandatory tender for purchase on such proposed effective date and setting forth the applicable purchase price.

     Determination of Long-Term  Interest Rate. During each Long-Term Interest
     -----------------------------------------
Rate Period, the Bonds (other than Provider Bonds) shall bear interest at the Long-Term Interest Rate. The Long-Term Interest Rate for the Bonds shall be determined by the Remarketing Agent on a Business Day no later than the effective date of such Long-Term Interest Rate Period with respect to the Bonds. The Long-Term Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent (based on the examination of tax-exempt obligations comparable in the judgment of the Remarketing Agent to the Bonds and known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate at which the Remarketing Agent will agree to purchase the Bonds on such effective date for resale at a price (without regarding accrued interest) equal to the principal amount thereof. If, for any reason, the Long-Term Interest Rate is not so determined for any Long-Term Interest Rate Period by the Remarketing Agent on or prior to the first day of such Long-Term Interest Rate Period, then the Bonds shall bear interest at the Weekly Interest Rate as provided under the caption "Determination of Weekly Interest Rate" above, and shall continue to bear interest at a Weekly Interest Rate determined in accordance with such provisions until such time as the interest rate on the Bonds shall have been adjusted to Bond Interest Term Rates or a Long-Term Interest Rate as provided herein, and the Bonds shall be subject to purchase upon notice from the owners thereof as described in the Indenture.

     Adjustment to or Continuation of Long-Term Interest Rate.
     --------------------------------------------------------

          (A) At any time the Authority, by written order to the Trustee, the Tender Agent, the Liquidity Provider and the Remarketing Agent, may elect, subject to certain provisions of the Indenture related to the provision of an Alternate Liquidity Facility, that the Bonds shall bear, or continue to bear, interest at a Long-Term Interest Rate. The direction of the Authority required by the preceding sentence, (1) shall specify the duration of the Long-Term Interest Rate Period during which the Bonds shall bear interest at a Long-Term Interest Rate; (2) shall specify the effective date of such Long-Term Interest Rate Period, which date shall be (aa) a Business Day not earlier than the 30th day following the second Business Day after receipt by the Trustee of such direction, (bb) in the case of an adjustment from a Long-Term Interest Rate Period to another Long-Term Interest Rate Period, the day immediately following the last day of the then-current Long-Term Interest Rate Period or a day on which the Bonds would otherwise be subject to optional redemption pursuant to the Indenture if such adjustment did not occur, and (cc) in the case of an adjustment from a Short-Term Interest Rate Period, the day immediately following the last day of the Short-Term Interest Rate Period; (3) shall specify the last day of such Long-Term Interest Rate Period (which last day shall be either the day immediately prior to the maturity date, or a day which both immediately precedes a Business Day and is at least 181 days after the effective date thereof); (4) shall specify a date on or prior to which Owners are required to deliver such Bonds to be purchased (if other than such effective date); and (5) with respect to any such Long-Term Interest Rate Period, may specify redemption prices greater, and after periods longer, than those set forth in the Indenture, if approved by Bond Counsel.

          (B) Such direction of the Authority shall be accompanied by an Opinion of Bond Counsel and by a form of the notice to be mailed by the Trustee to the Owners of the Bonds as provided in the Indenture.

          (C) If, by the second Business Day preceding the 29th day prior to the last day of any Long-Term Interest Rate Period, the Trustee shall not have received notice of the Authority's election that, during the next succeeding Interest Rate Period, the Bonds shall bear interest at a Weekly Interest Rate, a Daily Interest Rate or a Long-Term Interest Rate, or at Bond Interest Term Rates, the next succeeding Interest Rate Period shall be a Weekly Interest Rate Period until such time as the interest rate on the Bonds shall be adjusted to a Daily Interest Rate, a Long-Term Interest Rate or Bond Interest Term Rates as provided in the Indenture and the Bonds shall be subject to mandatory purchase as provided in the Indenture on the first day of such Weekly Interest Rate Period.

          (D) In the event that the Authority shall deliver to the Liquidity Provider, the Remarketing Agent, the Tender Agent and the Trustee on or prior to the date that the interest rate for any Long-Term Interest Rate Period is determined a notice to the effect that the Authority elects to rescind its election to have the Bonds bear interest at a Long-Term Interest Rate, then the interest rate on the Bonds shall not be adjusted to a Long-Term Interest Rate, and the Bonds shall bear interest at a Weekly Interest Rate, a Daily Interest Rate or Bond Interest Term Rates as in effect prior to such event, or if the Bonds were to be adjusted from a Long-Term Interest Rate, then the Bonds shall bear interest at a Weekly Interest Rate for the period commencing on the date which would have been the effective date of such Long-Term Interest Rate Period, and the Bonds shall continue to be subject to mandatory purchase as provided in the Indenture on the day which would have been the effective date of such Long-Term Interest Rate Period.

          (E) All Provider  Bonds must be  converted  to a Long-Term  Interest
     Rate before any other Bonds are so converted and remarketed. If the Standby Bond Purchase Agreement or Alternate Liquidity Facility is about to expire or terminates by its terms and has not theretofore been extended or replaced by an Alternate Liquidity Facility satisfactory to Bond Insurer, then the Issuer and the Remarketing Agent shall use their best efforts to remarket the Bonds and convert them to a Long-Term Interest Rate to maturity, in either case, not later than 90 days prior to the Expiration of the Standby Bond Purchase Agreement or Alternate Liquidity Facility, and, in the event of termination thereof, as soon as possible, but, in no event more than 180 days thereafter.

     Notice of Adjustment to or Continuation of Long-Term  Interest Rate. Upon
     -------------------------------------------------------------------
receipt of Written Order received by the Trustee not less than five days prior to mailing, the Trustee shall give notice by first-class mail of an adjustment to a (or the establishment of another) Long-Term Interest Rate Period to the Owners of the Bonds not less than 30 days prior to the effective date of such Long-Term Interest Rate Period. Such notice shall state: (1) that the interest rate on the Bonds shall be adjusted to, or continue to be, a Long-Term Interest Rate unless (x) Bond Counsel fails to deliver to the Trustee, the Authority, the Liquidity Provider and the Remarketing Agent an Opinion of Bond Counsel as to such adjustment in the Interest Rate Period on the effective date of such adjustment, or (y) the Authority shall elect, on or prior to the date of determination of such Long-Term Interest Rate, to rescind its election to cause the adjustment of the interest rate on the Bonds to a Long-Term Interest Rate, in which case the Bonds, if being adjusted from a Weekly Interest Rate Period, Daily Interest Rate Period or a Short-Term Interest Rate Period shall continue to bear interest at a Weekly Interest Rate, a Daily Interest Rate or Bond Interest Term Rates as in effect immediately prior to such proposed adjustment in the Interest Rate Period, or if the Bonds are being adjusted from a Long-Term Interest Rate Period, the Bonds shall be adjusted to bear interest at a Weekly Interest Rate, (2) the effective date and the last day of such Long-Term Interest Rate Period, and (3) that the Bonds are subject to mandatory tender for purchase on such effective date and the purchase price applicable thereto.

     Adjustment  from  Long-Term  Interest  Rate  Period.  In  addition  to an
     ---------------------------------------------------
adjustment from a Long-Term Interest Rate Period on the day immediately following the last day of the Long-Term Interest Rate Period, at any time during a Long-Term Interest Rate Period (subject to the provisions set forth in this paragraph the Authority may elect, subject to certain provisions of the Indenture related to Provider Bonds, that the Bonds (other than Provider Bonds) no longer shall bear interest at a Long-Term Interest Rate and shall instead bear interest at a Weekly Interest Rate, Daily Interest Rate, Bond Interest Term Rates or a new Long-Term Interest Rate, as specified in such election. In the notice of such election, the Authority shall also specify the effective date of the new Interest Rate Period, which date shall be (1) a Business Day no earlier than the 30th day after the second Business Day following the date of receipt by the Trustee of the notice of election from the Authority, and (2) a day on which the Bonds shall be subject to optional redemption in accordance with the Indenture.

     Determination of Bond Interest Terms and Bond Interest Term Rates.
     ------------------------------------------------------------------

          (A) During each Short-Term Interest Rate Period, each Bond (other than a Provider Bond) shall bear interest during each Bond Interest Term for such Bond at the Bond Interest Term Rate for such Bond. The Bond Interest Term and the Bond Interest Term Rate for each Bond need not be the same for any two Bonds, even if determined on the same date. Each of such Bond Interest Terms and Bond Interest Term Rates for each Bond shall be determined by the Remarketing Agent no later than the first day of each Bond Interest Term and communicated to the Trustee by FAX. Except for any Bond purchased on behalf of the Authority and remaining unsold by the Remarketing Agent at the close of business on the first day of the Bond Interest Term, each Bond Interest Term shall be for a period of days within the range of ranges announced as possible Bond Interest Terms no later than 9:00 a.m., New York City time, on the first day of each Bond Interest Term by the Remarketing Agent. Each Bond Interest Term for each Bond shall be a period of not less than one day nor more than 180 days, determined by the Remarketing Agent to be the period which, together with all other Bond Interest Terms for all Bonds then outstanding, will result in the lowest overall interest expense on the Bonds over the next succeeding 180 days. Any Bond purchased on behalf of the Authority and remaining unsold by the Remarketing Agent as of the close of business on the first day of the Bond Interest Term for that Bond shall have a Bond Interest Term of one day or, if that Bond Interest Term would not end on a day immediately preceding a Business Day, a Bond Interest Term ending on the day immediately preceding the next Business Day. Each Bond Interest Term shall end on either a day which immediately precedes a Business Day or on the day immediately preceding the maturity date. If for any reason a Bond Interest Term for any Bond cannot be so determined by the Remarketing Agent, or if the determination of such Bond Interest Term is held by a court of law to be invalid or unenforceable, then such Bond Interest Term shall be 30 days, but if the last day so determined shall not be a day immediately preceding a Business Day, shall end on the first day immediately preceding the Business Day next succeeding such last day, or if such last day would be after the day immediately preceding the maturity date, shall end on the day immediately preceding the maturity date. In determining the number of days in each Bond Interest Term, the Remarketing Agent shall take into account the following factors: (I) existing short-term tax-exempt market rates and indices of such short-term rates, (II) the existing market supply and demand for short-term tax-exempt securities, (III) existing yield curves for short-term and long-term tax-exempt securities for obligations of credit quality comparable to the Bonds, (IV) general economic conditions,
     (V) economic and financial conditions that may affect or be relevant to the Bonds, (VI) the Bond Interest Terms of other Bonds and (VII) such other facts, circumstances and conditions pertaining to financial markets as the Remarketing Agent, in its sole discretion, shall determine to be relevant.

          (B) The Bond Interest Term Rate for each Bond Interest Term for each Bond (other than a Provider Bond) shall be the rate of interest per annum determined by the Remarketing Agent (based on the examination of tax-exempt obligations comparable in the judgment of the Remarketing Agent to the Bonds and known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate which, if borne by such Bond, would enable the Remarketing Agent to sell such Bond on the date and at the time of such determination at a price (without regarding accrued interest) equal to the principal amount thereof. If for any reason a Bond Interest Term Rate for any Bond (other than a Purchased Bond) is not so established by the Remarketing Agent for any Bond Interest Term, or such Bond Interest Term Rate is determined by a court of law to be invalid or unenforceable, then the Bond Interest Term Rate for such Bond Interest Term shall be the rate per annum equal to 70% of the interest rate on high grade unsecured commercial paper notes sold through dealers by major corporations as reported by The Wall Street Journal on the first day of such Bond
     Interest Term and which maturity most nearly equals the Bond Interest Term for which a Bond Interest Term Rate is being calculated.

     Adjustment to Bond Interest Term Rates.  At any time, the  Authority,  by
     --------------------------------------
written order to the Trustee, the Liquidity Provider, the Tender Agent, and the Remarketing Agent, may elect, subject to certain provisions of the Indenture related to the provision of an Alternate Liquidity Facility and to Provider Bonds, that the Bonds shall bear interest at Bond Interest Term Rates. Such direction of the Authority shall specify (1) the effective date of the Short-Term Interest Rate Period (during which the Bonds shall bear interest at Bond Interest Term Rates), which shall be (A) a Business Day not earlier than the 30th day following the second Business Day after receipt by the Trustee of such direction, (B) in the case of an adjustment from a Long-Term Interest Rate Period, the day immediately following the last day of the then-current Long-Term Interest Rate Period or a day on which the Bonds would otherwise be subject to optional redemption pursuant to the Indenture if such adjustment did not occur; provided that, if prior to the Authority's making such election any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Short-Term Interest Rate Period shall not precede such date fixed for redemption, and (C) in the case of an adjustment from a Daily Interest Rate Period or Weekly Interest Rate Period, the day immediately following the last day of such Interest Rate Period; and (2) the date of delivery of such Bonds to be purchased (if other than such effective date). In addition, the direction of the Authority shall be accompanied by an opinion of Bond Counsel and a form of the notice to be mailed by the Trustee to the Owners of the Bonds as provided in the following paragraph. During each Short-Term Interest Rate Period commencing on the date so specified and ending, with respect to each Bond, on the day immediately preceding the effective date of the next succeeding Interest Rate Period with respect to such Bond, each Bond shall bear interest at a Bond Interest Term Rate during each Bond Interest Term for such Bond.

     Notice of Adjustment to Bond Interest Term Rates.  The Trustee shall give
     ------------------------------------------------
notice by first-class mail of an adjustment to a Short-Term Interest Rate Period to the Owners of the Bonds not less than 30 days prior to the effective date of such Short-Term Interest Rate Period. Such notice shall state (1) that the Bonds shall bear interest at Bond Interest Term Rates unless Bond Counsel fails to deliver to the Trustee, the Authority and the Remarketing Agent an Opinion of Bond Counsel as to such adjustment on the effective date of such adjustment in the Interest Rate Period, in which case the Bonds, if being adjusted from a Daily Interest Rate Period or a Weekly Interest Rate Period, shall continue to bear interest at a Daily Interest Rate or a Weekly Interest Rate, as the case may be, as in effect immediately prior to such proposed adjustment in the Interest Rate Period, or if the Bonds are being adjusted from a Long-Term Interest Rate Period, the Bonds shall be adjusted to bear interest at a Weekly Interest Rate, and that during such Short-Term Interest Rate Period, each Bond will have one or more consecutive Bond Interest Terms during each of which such Bond will bear a Bond Interest Term Rate, (2) the effective date of such Short-Term Interest Rate Period, and (3) that the Bonds are subject to mandatory tender for purchase on the effective date of such Short-Term Interest Rate Period, setting forth the applicable purchase price.

     Adjustment  from  Short-Term  Interest Rate Period.  At any time during a
     --------------------------------------------------
Short-Term Interest Rate Period, the Authority may elect, but subject to certain provisions of the Indenture related to Provider Bonds that the Bonds no longer shall bear interest at Bond Interest Term Rates and shall instead bear interest at a Weekly Interest Rate, a Daily Interest Rate or a Long-Term Interest Rate, as specified in such election.

     The date on which all Bond Interest Terms determined shall end shall be the last day of the then-current Short-Term Interest Rate Period and the day next succeeding such date shall be the effective date of the Weekly Interest Rate Period or Long-Term Interest Rate Period elected by the Authority.

     The determination of the Weekly Interest Rate, a Daily Interest Rate and Long-Term Interest Rate and each Bond Interest Term and Bond Interest Term Rate by the Remarketing Agent, and the determination of the Purchased Bond Rate by the Liquidity Provider, shall be conclusive and binding upon the Remarketing Agent, the Trustee, the Tender Agent, the Authority, the Liquidity Provider and the Owners of the Bonds.

     In the event that the Authority shall elect to convert the interest rate on the Bonds to a Weekly Interest Rate, a Daily Interest Rate, Bond Interest Term Rates or Long-Term Interest Rate as provided in the Indenture, then the written order furnished by the Authority to the Trustee, the Liquidity Provider, the Tender Agent, and the Remarketing Agent as required by the Indenture shall be made by registered or certified mail, or by telex or telecopy, confirmed by registered or certified mail. Any such direction of the Authority shall specify whether the Bonds are to bear interest at the Weekly Interest Rate, Daily Interest Rate, Bond Interest Term Rates or the Long-Term Interest Rate and shall be accompanied by a copy of the notice required to be given by the Trustee pursuant to the Indenture.

     In connection with any adjustment of the Interest Rate Period on the Bonds, the Authority shall cause to be provided to the Trustee, the Liquidity Provider, and the Remarketing Agent an Opinion of Bond Counsel on the effective date of such adjustment. In the event that Bond Counsel fails to deliver an Opinion of Bond Counsel on any such date, then the Interest Rate Period on the Bonds shall not be adjusted, and the Bonds shall continue to bear interest at a Weekly Interest Rate, Daily Interest Rate or Bond Interest Term Rates, as the case may be, as in effect immediately prior to such proposed adjustment in the Interest Rate Period; provided, however, that in the event that the Bonds are being adjusted from a Long-Term Interest Rate Period, and Bond Counsel fails to deliver such Opinion of Bond Counsel on the effective date of such adjustment, then the Bonds nevertheless shall be adjusted to bear interest at a Weekly Interest Rate. In any event, if notice of such adjustment has been mailed to the Owners of the Bonds as provided in the Indenture and Bond Counsel fails to deliver an Opinion of Bond Counsel on the effective date as herein described, the Bonds shall continue to be subject to mandatory purchase on the date which would have been the effective date of such adjustment as provided in the Indenture.

     Notwithstanding anything in the Indenture to the contrary, (1) the Authority may not elect to adjust the interest rate on the Bonds from a Long-Term Interest Rate which extends to the maturity date, (2) the Authority may not elect to adjust the interest rate on the Bonds to a Bond Interest Term Rate with an Interest Period longer than 30 days or a Long-Term Interest Rate which does not extend to maturity unless an Alternate Liquidity Facility meeting the requirements of the Indenture is delivered to the Trustee, and (3) in connection with the adjustment from a Long-Term Interest Rate Period which would require the mandatory tender for purchase of the Bonds at a purchase price greater than the principal amount thereof as provided in the Indenture, the Authority, as a condition to exercising its option to cause an adjustment in the Interest Rate Period applicable to the Bonds, shall deliver to the Trustee prior to the Trustee mailing notice of such adjustment in the Interest Rate Period, money for the purpose of paying such premium.

     Any Provider Bonds shall, subject to the next paragraph, bear interest at the Provider Bonds Rate determined by the Liquidity Provider for the period commencing from the date that the Liquidity Provider shall have purchased such Bond and continuing until the Liquidity Provider (or a purchaser from the Liquidity Provider other than a purchaser which purchased such Bond through the Remarketing Agent) shall no longer be the owner of such Bond. Notwithstanding anything in this Indenture to the contrary, interest on Provider Bonds shall be paid by wire transfer on the date on which such interest is due in accordance with the wire transfer instructions to be provided by the Liquidity Provider (or a purchaser from the Liquidity Provider other than a purchaser which purchased such Bond through the Remarketing Agent) prior to such Interest Payment Date. Provider Bonds may be sold, assigned or disposed of by the Liquidity Provider (or a purchaser from the Liquidity Provider other than a purchaser which purchased such Bond through the Remarketing Agent) only if the purchaser, assignee or subsequent owner thereof provides the Trustee an authorization that the Remarketing Agent is authorized to sell such Bonds on behalf of such purchaser pursuant to the Indenture. The Provider Bonds and the Bond Register maintained by the Trustee shall be noted indicating the requirement of such authorization and the applicability of the provisions of this Section to subsequent ownership of the Provider Bonds.

     In the event the Liquidity Provider does not agree to extend the Purchase Period beyond any stated expiration date of the Liquidity Facility and an Alternate Liquidity Facility or a firm commitment for an Alternate Liquidity Facility has not been obtained by the Authority within 90 days of such expiration date, the Authority shall take all action necessary, in accordance with the terms of the Indenture, to convert the Bonds to a Long Term Interest Rate to maturity by such expiration date.

Tender and Purchase of Bonds

     During  Weekly  Interest  Rate Period.  During any Weekly  Interest  Rate
     -------------------------------------
Period, any Bond (other than a Purchased Bond) shall be purchased (in whole) from its holder at the option of the holder on any Business Day at a purchase price equal to the principal amount thereof plus accrued interest, if any, from and including the Interest Accrual Date immediately preceding the date of purchase through and including the day immediately preceding the date of purchase, unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount thereof, payable in immediately available funds, upon delivery to the Tender Agent at its Principal Office for delivery of notices of an irrevocable written notice which states the principal amount of such Bond and the date on which the same shall be purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Tender Agent. Any notice delivered to the Tender Agent after 4:00 p.m., New York City time, shall be deemed to have been received on the next succeeding Business Day. Bank Bonds may not be tendered for purchase at the option of the holder thereof.

     During Daily Interest Rate Period.  During any Daily Interest Rate Period
     ---------------------------------
for any of the Bonds, any Bond shall be purchased (in whole) from its holder at the option of the holder on any Business Day at a purchase price equal to the principal amount thereof plus accrued interest, if any, from and including the Interest Accrual Date immediately preceding the date of purchase through and including the day immediately preceding the date of purchase, unless the date of purchase shall be an Interest Accrual Date in which case at a purchase price equal to the principal amount thereof, payable in immediately available funds, upon delivery to the Tender Agent at its Principal Office for delivery of notices, by no later than 10:30 a.m., New York City time, on such Business Day, of an irrevocable written notice or an irrevocable telephonic notice, promptly confirmed by tested telex, telecopy or other writing, which states the principal amount of such Bonds and the date of purchase. For payment of such purchase price on the date specified in such notice, such Bond must be delivered, at or prior to noon, New York City time, on such Business Day, to the Tender Agent for such Bonds at the Delivery office of the Tender Agent, accompanied by an instrument of transfer thereof, in form satisfactory to such Tender Agent, executed in blank by the Registered Owner thereof or his duly authorized attorney, with such signature guaranteed by an eligible guarantor institution.

     Mandatory Tender for Purchase On Day Next Succeeding the Last Day of Each
     -------------------------------------------------------------------------
Bond  Interest  Term.  On the day next  succeeding  the last day of each  Bond
--------------------
Interest Term for a Bond, unless such day is the maturity date or the first day of a new Interest Rate Period (in which event such Bond shall be subject to mandatory purchase pursuant to the following paragraph, the holder of such Bond will be required to tender such Bond, and such Bond shall be purchased from its holder at a purchase price equal to the principal amount thereof payable in immediately available funds. The purchase price of any Bond so purchased shall be payable only upon surrender of such Bond to the Tender Agent at its principal office for delivery of Bonds, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the holder thereof or his duly authorized attorney, with such signature guaranteed by an eligible guarantor institution.

     Mandatory  Tender for Purchase on First Day of Each Interest Rate Period.
     ------------------------------------------------------------------------
The Bonds shall be subject to mandatory tender for purchase on the first day of each Interest Rate Period, or on the day which would have been the first day of a new Interest Rate Period had one of the events specified in the Indenture not occurred which resulted in the interest rate on the Bonds not being adjusted, at a purchase price, payable in immediately available funds, equal to the principal amount of the Bonds or, in the case of a purchase on the first day of an Interest Rate Period which shall be preceded by a Long-Term Interest Rate Period and which shall commence prior to the day originally established as the last day of such preceding Long-Term Interest Rate Period, at a purchase price equal to the optional redemption price set forth in the Indenture which would have been applicable to the Bonds on such mandatory purchase date if such preceding Long-Term Interest Rate Period had continued to the day originally established as its last day, plus accrued interest, if any.

     Mandatory Tender for Purchase upon  Termination,  Expiration,  Reduction,
     -------------------------------------------------------------------------
Modification  or  Replacement  of the  Standby  Agreement.  If at any time the
---------------------------------------------------------
Trustee shall give notice in accordance with the Indenture that any Bond or Bonds which, at such time, are subject to purchase under the Standby Purchase Agreement as then in effect, shall on the date specified in such notice cease to be payable from such Standby Purchase Agreement as a result of (i) (A) the termination or expiration of the term of such Standby Purchase Agreement, or
(B) such Standby Purchase Agreement being reduced, replaced or modified with the effect that the purchase price of such Bond or Bonds are no longer payable from such Standby Purchase Agreement (in each case, whether or not any Alternate Liquid Facility has been obtained), or (ii) the Bank notifying the Trustee that an "Event of Default" has occurred under the Standby Purchase Agreement and that the Bank is terminating the Standby Agreement in accordance with its terms, then on the fifth Business Day after receipt of any notice preceding any termination, expiration, reduction, or modification of the Standby Agreement each such Bond or Bonds shall be purchased or deemed purchased as provided herein.

Redemption Provisions

     Optional Redemption.
     -------------------

     (a) On any Interest Payment Date during a Weekly Interest Rate Period or Daily Interest Rate Period, the Bonds shall be subject to optional redemption by the Authority from Available Money, in whole or in part, at a Redemption Price of par, without premium.

     (b) On the day succeeding the last day of any Bond Interest Term with respect to any Bond, such Bond shall be subject to optional redemption by the Authority from Available Money, in whole or in part, at a Redemption Price of par, without premium.

     (c) During any Long-Term Interest Rate Period, the Bonds shall be subject to optional redemption by the Authority from Available Money, in whole or in part, on any date during the periods specified below or, if approved by Bond Counsel as provided in the Indenture on any date during the periods specified in the notice of the Authority to the Trustee pursuant to the Indenture in whole at any time or in part from time to time, at the Redemption Prices (expressed as a percentage of principal amount) hereinafter indicated or specified in the notice of the Authority to the Trustee, plus accrued interest, if any, to the date fixed for redemption:

          Original Length of                                                             Prepayment Price
          Long-Term Interest                       Commencement of                        as a Percentage
             Rate Period                           Prepayment Period                       of Rate Period
--------------------------------------- -------------------------------------  ------------------------------------

More than 10 years                      8th anniversary of commencement of     102% declining by 1% on each
                                        Long-Term Interest Rate Period         succeeding anniversary of the first
                                                                               day of the prepayment period until
                                                                               reaching 100% and thereafter 100%

More than 8 years but not more than     6th anniversary of commencement of     101% until the first anniversary of
10 years                                Long-Term Interest Rate Period         the first day of the prepayment
                                                                               period and 100% from said first
                                                                               anniversary and thereafter

More than 5 years but nor more than 8   4th anniversary of commencement of     100%
years                                   Long-Term Interest Rate Period

5 years or less                         No prepayment


     (d) Any Liquidity Provider Bonds shall be subject to optional redemption by the Authority, in whole or in part at any time, and from time to time, at a Redemption Price of par, plus accrued interest to the date fixed for redemption.

     Mandatory Redemption from Insurance Proceeds.  The Bonds shall be subject
     --------------------------------------------
to mandatory redemption, in Authorized Denominations from Available Moneys, in a principal amount equal to an Authorized Denomination less than or equal to the amount of proceeds of insurance or condemnation payable under the Installment Sale Agreement deposited in the Mandatory Redemption Fund pursuant to the Indenture, on the earliest date for which notice of redemption may be given in accordance with the Indenture at a Redemption Price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium. If Bonds are to be redeemed pursuant to this provision, the Issuer shall provide the Trustee, no later than four Business Days prior to the day notice of such redemption is to be mailed, with a Written Order specifying the principal amount of Bonds of each maturity to be redeemed.

     Mandatory  Sinking Fund  Redemption.  The Bonds maturing  August 15, 2029
     -----------------------------------
shall be subject to mandatory redemption by lot on August 15 in the following respective years and in the following respective principal amounts by the application of Mandatory Sinking Fund Installments at a Redemption Price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium:

           Year                            Principal Amount
           2021                          $
           2022
           2023
           2024
           2025
           2026
           2027
           2028
           2029

--------------------
*Stated Maturity

     To the extent that the Authority optionally redeems any of the Bonds during a year, the Authority may forego an equivalent dollar amount of principal redemption required pursuant to the foregoing paragraph during that year.

     The foregoing mandatory redemption schedule may be converted in whole or in part to Serial Maturity Dates and/or Term Maturity Dates upon delivery of an Opinion of Bond Counsel prior to the commencement of a Bond Interest Term or Long-Term Interest Rate Period.

     At least 75 days prior to each of the foregoing mandatory redemption dates, the Authority shall notify the Trustee of the principal amounts to be applied to the Bonds in order to accomplish the foregoing redemption schedule.

     Upon any purchase of Bonds pursuant to the Indenture or any optional redemption of Bonds, the Authority may direct that an amount equal to the aggregate principal amount of Bonds so purchased or redeemed shall be credited towards a part or all of any one or more yearly mandatory sinking fund redemptions required for the Bonds by the Indenture. Any such direction shall be in writing, shall be delivered to the Trustee and the Remarketing Agent at least 75 days before the scheduled date of such mandatory redemption and shall state the years in which and the amounts by which such mandatory sinking fund redemptions are to be reduced.

     Selection of Bonds to be Redeemed. If Bonds are to be optionally redeemed
     ---------------------------------
pursuant to the Indenture, the Trustee shall first select for redemption any Liquidity Provider Bonds Outstanding, and thereafter shall select the Bonds to be redeemed by lot within each maturity from which Bonds are to be redeemed, as set forth in the Written Order of the Authority. If Bonds are to be redeemed from proceeds of insurance or condemnation payable under any Installment Sale Agreement, the Trustee shall first select for redemption any Liquidity Provider Bonds Outstanding, and thereafter shall select the Bonds to be redeemed by lot within each maturity from which Bonds are to be redeemed, as set forth in the Written Order of the Authority. The Written Order shall select those maturities to be redeemed such that payments remaining to be made under the Installment Purchase Agreement will match debt service payments on the Bonds which will remain Outstanding. The portion of any Bond to be redeemed which exceeds the minimum Authorized Denomination shall be redeemed in an Authorized Denomination and, in selecting portions of such Bonds for redemption, the party making the selection shall treat each such Bond as representing that number of Bonds which is obtained by dividing the principal amount of such Bond by the minimum Authorized Denomination.

     Notice of Redemption.  So long as the  Book-Entry  System is used for the
     --------------------
Bonds, the Trustee will give any notice of redemption or any other notices required to be given to registered Owners of Bonds only to DTC. Any failure of DTC to advise any DTC Participant, or of any DTC Participant to notify the Beneficial Owner, of any such notice and its content or effect will not affect the validity of the redemption of the Bonds called for redemption or any other action premised on such notice. Beneficial Owners may desire to make arrangements with a DTC Participant so that all notices of redemption or other communications to DTC which affect such Beneficial Owners, including notification of all interest payments, will be forwarded in writing by such DTC Participant. See "BOOK-ENTRY ONLY SYSTEM" below. The Trustee is to give notice mailed (unless waived pursuant to the Indenture) at least 30 days and not more than 60 days before the date fixed for redemption, to the Owners of such Bonds, or portions thereof, so called for redemption, at their respective addresses as the same shall last appear on the Bond Register. Notwithstanding the foregoing, with respect to the Owner of $1,000,000 or more aggregate principal amount of Bonds, any redemption notice to such Owner shall be mailed by certified mail, return receipt requested. No notice of redemption need be given to the Owner of a Bond to be called for redemption if such Owner waives notice thereof in writing, and such waiver shall be filed with the Trustee or other authorized person or entity prior to the redemption date. Neither the failure of an Owner to receive notice of redemption of Bonds nor any error in such notice shall affect the validity of the proceedings for the redemption of Bonds.

     Payment of  Redeemed  Bonds.  If notice of  redemption  has been given or
     ---------------------------
waived as provided in the Indenture, the Bonds or portions thereof called for redemption shall be due and payable on the date fixed for redemption at the Redemption Price, together with accrued interest to the date fixed for redemption, upon presentation and surrender of the Bonds to be redeemed at the office specified in the notice of redemption. If there shall be called for redemption less than the full principal amount of a Bond, the Authority shall execute and deliver and the Trustee shall authenticate, upon surrender of such Bond and without charge to the Owner thereof, Bonds of like interest rate and maturity in an aggregate principal amount equal to the unredeemed portion of the principal amount of the Bonds so surrendered in such Authorized Denominations as shall be specified by the Owner.

     If any Bond or any portion thereof shall have been duly called for redemption and payment of the Redemption Price, together with unpaid interest accrued to the date fixed for redemption, shall have been made or provided for, then interest on such Bond or such portion shall cease to accrue from such date, and from and after such date such Bond or such portion shall no longer be entitled to any lien, benefit, or security under the Indenture, and the Owner thereof shall have no rights in respect of such Bond or such portion except to receive payment of such Redemption Price and unpaid interest accrued to the date fixed for redemption, as well as certain other rights as set forth in the Indenture.

Defaults and Remedies

     Events of Default
     -----------------

     The following events are referred to in the Indenture as the "Events of Default":

          (a) payment of interest on the Bonds is not made when the same becomes due and payable;

          (b) payment of the principal or Redemption Price of the Bonds is not made when the same becomes due and payable;

          (c) the Authority fails to observe or perform in any material way any covenant, condition. agreement or provision contained in the Bonds or in the Indenture on the part of the Authority to be performed other than those set forth in (a) and (b) directly above and such failure continues for thirty (30) (unless such period is extended with the written consent of the Bond Insurer) days after written notice specifying such failure and requiring the same to be remedied has been given to the Authority by the Trustee, which notice shall be given by the Trustee at the direction of the Bond Insurer and shall be given by the Trustee at the written request of the Owners of not less than twenty-five percent (25%) in aggregate principal amount of all Bonds then Outstanding and with the consent of the Bond Insurer; provided, however, that if said default be such that it cannot be corrected within the applicable period, it will not constitute an Event of Default if corrective action is instituted by the Authority within the applicable period and diligently pursued until the default is corrected;

          (d) the District fails to make any payment due under the District Obligation which is held in the Program Fund; or

          (e) the District fails to observe or make any default in any material way any covenant, condition, agreement or provision on its part to be performed contained in any instrument authorizing the issuance of any other parity or subordinate securities having a lien on the District Net Revenues, as defined in the Installment Sale Agreement;

     Remarketing, Agent and Tender Agent for Bonds.
     ---------------------------------------------

     (a) The initial Remarketing Agent for the Bonds will be PaineWebber Incorporated.

     The Authority will, with the consent of the Bond Insurer and the Liquidity Provider, appoint any successor Remarketing Agent for the Bonds subject to the conditions set forth in the Indenture. Each Remarketing Agent will designate its principal office (other than the initial Remarketing Agent) and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Bond Insurer and the Liquidity Provider under which the Remarketing Agent will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Authority, the Bond Insurer and the Liquidity Provider at all reasonable times.

     (b) The initial Tender Agent for the Bonds will be BNY Western Trust Company. The Authority will appoint any successor Tender Agent for the Bonds, subject to the conditions set forth in the Indenture. Each Tender Agent will designate its principal office(s) for delivery of notices and delivery of Bonds (except for such offices of the initial Tender Agent) and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Trustee, the Authority, the Bond Insurer and the Liquidity Provider and the Remarketing Agent. By acceptance of its appointment, the Tender Agent agrees:

          (i) to hold all Bonds delivered to it pursuant to the Indenture, as agent and bailee of, and in escrow for the benefit of, the respective Owners which shall have so delivered such Bonds until moneys representing the purchase price of such Bonds will have been delivered to or for the account of or to the order of such Owners;

          (ii) to establish and maintain a separate segregated trust fund designated as the "Rancho California Water District Financing Authority Adjustable Rate Revenue Bonds Series of 1998A Purchase Fund" (the "Remarketing Proceeds Fund") containing a Remarketing Account (the "Remarketing Account") and a Purchase Account (the "Purchase Account") until such time as it has been discharged from its duties as Tender Agent hereunder;

          (iii) to hold all moneys (without investment thereof) delivered to it hereunder in the Remarketing Proceeds Fund for the purchase of Bonds pursuant to the Indenture. as agent and bailee of, and in escrow for the benefit of, the person or entity which have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity;

          (iv) to hold all moneys delivered to it by the Liquidity Provider for the purchase of Bonds pursuant to the Indenture, as agent and bailee of, and in escrow for the benefit of, the Owners or former Owners who shall deliver Bonds to it for purchase until the Bonds purchased with such moneys shall have been delivered to or for the account of Liquidity Provider; provided, however, that if the Bonds shall at any time become due and payable, the Tender Agent shall cause such moneys (other than moneys held pursuant to the Indenture) to be returned to the Liquidity Provider;

          (v) to hold all Bonds registered in the name of the new Owners thereof for delivery to the Remarketing Agent; and

          (vi) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Authority, the Trustee, the Bond Insurer, the Liquidity Provider and the Remarketing Agent at all reasonable times.

     Qualifications  of  Remarketing,  Agent and  Tender  Agent;  Resignation;
     -------------------------------------------------------------------------
Removal.
-------

     The Remarketing Agent will be a member of the National Association of Securities Dealers. having a combined capital stock, surplus and undivided profits of at least $50,000,000 and authorized by law to perform all the duties imposed upon it by the Indenture. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving notice to the Authority, the Trustee, the Tender Agent and the Bond Insurer and the Liquidity Provider. Such resignation shall take effect on the 45th day after the receipt by the Authority of the notice of resignation. The Remarketing Agent may be removed at any time by the Authority and the Remarketing Agent shall be removed at any time by the Authority if the Remarketing Agent is in default under the Remarketing Agreement, by Written Order given by the Authority and delivered to the Remarketing Agent, the Trustee, the Tender Agent, the Bond Insurer and the Liquidity Provider.

     The Tender Agent will be an association or a corporation duly organized under the laws of the United States of America or any state or territory thereof, and authorized by law to perform all the duties imposed upon it by the Indenture. The Tender Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least 30 days notice to the Trustee, the Authority, the Bond Insurer and the Liquidity Provider and the Remarketing Agent. The Tender Agent may be removed at any time by an instrument signed by the Authority, filed with the Tender Agent, the Trustee and the Remarketing Agent. Such resignation or removal shall take effect on the day a successor Tender Agent shall have been appointed by the Authority and shall have accepted such appointment.

                            THE LIQUIDITY FACILITY

     The Obligations will rank equally with all of our other general unsecured and unsubordinated obligations. The Obligations are not issued under an indenture. As of the date of this prospectus supplement, we have approximately $2.6 billion amount of obligations currently outstanding, including the Obligations we are issuing under this prospectus supplement.

     Owners of the Bonds to which the Obligations relate will be entitled to the benefits and will be subject to the terms of the Liquidity Facility. Under the Liquidity Facility, we agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Bonds. Our obligation under the Liquidity Facility will be sufficient to pay a purchase price equal to the principal of and up to 35 days' interest on the Bonds at an assumed rate of % per year.

Termination Events

     The scheduled expiration date of the Liquidity Facility is November, 2003. The Indenture relating to the Bonds will specify certain circumstances where we must purchase Bonds which a holder tenders for purchase pursuant to an optional or mandatory tender, which have not been remarketed. Under certain circumstances, we may terminate our obligation to purchase Bonds. The following events would permit such termination:

     (a) (i) if the District fails to pay any portion of the commitment fee when due as set forth in the Standby Bond Purchase Agreement and the related payment agreement, or (ii) if the District fails to pay when due any other amount it must pay under those documents and such failure continues for a specified number of business days;

     (b) if the Authority fails to observe or perform any agreement contained in the Standby Bond Purchase Agreement, the Indenture or a related municipal financing agreement (or the applicable State takes any action which would impair the power of the Authority or the District to so comply) and, if such failure is a result of a covenant breach that the Authority or the District can remedy, such failure continues for a specified number of days following written notice of such failure from us to the Authority or the District;

     (c) if any representation, warranty, certification or statement made by the Authority or the District in the Standby Bond Purchase Agreement or any related document or in any certificate, financial statement or other document the Authority or the District delivers under those documents proves to have been incorrect in any material respect when made;

     (d) if the Authority defaults in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness that the Authority has issued, assumed or guaranteed, and such default is continuing;

     (e) if the Authority or the District commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or declares a moratorium, or takes any action to authorize any of the foregoing;

     (f) if an involuntary case or other proceeding is commenced against the Authority or the District seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case remains undismissed and unstayed for a period of 60 days; or if an order for relief is entered against the Authority or the District under the federal bankruptcy laws;

     (g) if any material provision of the Standby Bond Purchase Agreement or any related document for any reason whatsoever ceases to be a valid and binding agreement of the Authority or the District or the Authority or the District contests the validity or enforceability of any of these documents; or

     (h) if the Authority or the District does not pay when due any amount payable under the Bonds or under a related municipal financing agreement (regardless of whether the holders of the Bonds waive such failure).

     Upon the occurrence of a termination event, we may deliver notice to the Trustee, the Authority, the District, the Remarketing Agent and any applicable paying agent or tender agent regarding our intention to terminate the Liquidity Facility. In that case, the Liquidity Facility would terminate, effective at the close of business on the 30th day following the date of the notice, or if that date is not a business day, on the next business day. Before the time at which termination takes effect, the Bonds will be subject to mandatory tender for purchase from the proceeds of a drawing under the Liquidity Facility. The termination of the Liquidity Facility, however, does not result in an automatic acceleration of the Bonds.

     The obligations of the Authority under the Bonds are as described in the Authority's separate disclosure document relating to the Bonds.

                    THE STANDBY LOAN AGREEMENT; GE CAPITAL

     In order to obtain funds to fulfill our obligations under the Liquidity Facility, we will enter into a standby loan agreement with GE Capital (the "Standby Loan Agreement") under which GE Capital will be irrevocably obligated to lend funds to us as needed to purchase Bonds. The amount of each loan under the Standby Loan Agreement will be no greater than the purchase price for tendered Bonds. The purchase price represents the outstanding principal amount of the tendered Bonds and interest accrued on the principal to but excluding the date we borrow funds under the Standby Loan Agreement. Each loan will mature on a date specified in the Standby Loan Agreement, which date will be set forth in the applicable prospectus supplement. The proceeds of each loan will be used only for the purpose of paying the purchase price for tendered Bonds. When we wish to borrow funds under the Standby Loan Agreement, we must give GE Capital prior written notice by a specified time on the proposed borrowing date. No later than a specified time on each borrowing date (if GE Capital has received the related notice of borrowing by the necessary time on such date), GE Capital will make available the amount of the borrowing requested.

     The Standby Loan Agreement will expressly provide that it is not a guarantee by GE Capital of the Bonds or of our obligations under the Liquidity Facility. GE Capital will not have any responsibility or incur any liability for any act, or any failure to act, by us which results in our failure to purchase tendered Bonds with the funds provided under the Standby Loan Agreement.


                                                Ratio of Earnings to Fixed Charges

     The following table sets forth the consolidated ratio of earnings to fixed charges of GE Capital for the periods indicated:

                                                                                               Nine Months
                                                                                                  Ended
--------------------------------------------------------------------------------------    ----------------------
                               Year Ended December 31,                                    September 26, 1998
------------     -----------    ----------    ----------     ----------    -----------
   1992             1993          1994          1995           1996           1997

   1.44             1.62          1.63          1.51           1.53           1.48                1.54


For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which we believe reasonably approximates the interest factor of such rentals.


           Where You Can Find More Information Regarding GE Capital

     GE Capital files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information GE Capital files at the SEC's public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, Suite 1300, New York, NY 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. GE Capital's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."


               Incorporation of Information Regarding GE Capital

     The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that GE Capital has previously filed with the SEC. These documents contain important information about GE Capital, its business and its finances.


Document                                                    Period
--------                                                    ------

Annual Report on Form 10-K....................... Year ended December 31, 1997
Quarterly Reports on Form 10-Q................... Quarters ended March 28, 1998,
                                                  June 27, 1998 and September
                                                  26, 1998


                                    EXPERTS

     The financial statements and schedule of General Electric Capital Corporation and consolidated affiliates as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, appearing in GE Capital's Annual Report on Form 10-K for the year ended December 31, 1997, have been incorporated by reference in this prospectus supplement, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

                                  APPENDIX A




                                TENDER TIMELINE

                               TENDERS FOR BONDS

                                 PURCHASE DATE
                             (New York City time)


-----------  ------------  ------------  ------------  ------------  -----------





-----------  ------------  ------------  ------------  ------------  -----------

11:30 a.m.      11:45 a.m.                  2:15 p.m.                  2:30 p.m.
   [1]             [2]                        [3]                         [4]


     1. Trustee shall give immediate telephonic notice, in any event not later than 11:30 a.m. on the Purchase Date, to FGIC-SPI specifying the aggregate principal amount of Bonds to be purchased by FGIC-SPI on such Purchase Date.

     2. FGIC-SPI must give GE Capital prior written notice of a borrowing under the Standby Loan Agreement by 11:45 a.m. on the date of the proposed borrowing.

     3. No later than 2:15 p.m. on each Purchase Date, GE Capital will make available the amount of borrowing requested.

     4.   FGIC-SPI  purchases  Bonds,  for  which  remarketing   proceeds  are
          unavailable, by 2:30 p.m. on the Purchase Date.

                                  APPENDIX B

                        SUMMARY OF CERTAIN DEFINITIONS

     "Alternate  Liquidity  Facility" means a Standby Bond Purchase Agreement,
      ------------------------------
surety bond or other credit facility which satisfies the requirements of the Indenture.

     "Authorized Denominations" means (i) with respect to the Initial Interest
      ------------------------
Rate Period or any Long-Term Interest Rate Period for the Bonds, $5,000 and any integral multiple thereof; and (ii) with respect to any Short-Term Interest Rate Period, Daily Interest Rate Period or Weekly Interest Rate Period for the Bonds, $100,000 and any integral multiple thereof.

     "Bond or Bonds"  means any Bond or all of the Bonds,  as the case may be,
      -------------
authorized and issued by the Authority, authenticated by the Trustee and delivered under the Indenture.

     "Bond Counsel" means an attorney-at-law,  or a firm of such attorneys, of
      ------------
nationally recognized standing in matters pertaining to the tax-exempt nature of interest on obligations issued by states and their political subdivisions, duly admitted to the practice of law before the highest court of any state of the United States of America.

     "Bond Insurer" means Financial  Guaranty  Insurance  Company,  a New York
      ------------
stock insurance company, or any successor thereto or assignee thereof.

     "Bond  Interest  Term" or "BIT"  will mean  each  period  established  in
      --------------------      ---
accordance with the Indenture during which the Bonds shall bear interest at a Bond Interest Term Rate.

     "Bond  Interest  Term  Rate"  or "BIT  Rate"  means a term,  non-variable
      --------------------------       ---------
interest rate on the Bonds established periodically in accordance with the Indenture.

     "Business Day" will mean a day other than (i) Saturday or Sunday,  (ii) a
      ------------
day on which banking institutions in the city or cities in which the principal corporate trust office of the Trustee or any Paying Agent appointed hereunder are located or banking institutions in the city in which the principal office of the Liquidity Provider is located are authorized or required by law to be closed, or (iii) a day on which the New York Stock Exchange is closed.

     "Daily  Interest  Rate"  means,  with  respect to the  Bonds,  a variable
      ---------------------
interest rate on the Bonds established in accordance with the Indenture.

     "Daily  Interest  Rate Period"  means,  with  respect to the Bonds,  each
      ----------------------------
period during which a Daily Interest Rate is in effect.

     "Default  Rate"  means the Default  Rate as defined in the  Standby  Bond
      -------------
Purchase Agreement or the meaning provided to a similar term in an Alternate Liquidity Facility.

     "Indenture"  means the Indenture of Trust,  dated as of November 1, 1998,
      ---------
between the Authority and the Trustee, pursuant to which the Bonds are to be issued, as amended or supplemented from time to time in accordance with its terms.

     "Installment Sale Agreement" means the Installment Sale Agreement,  dated
      --------------------------
as of November 1, 1998, by and between the District and the Authority relating to the financing and refinancing of the Project.

     "Interest Accrual Date" will mean (i) with respect to any Weekly Interest
      ---------------------
Rate Period, the first day thereof and, thereafter, the first Wednesday of each month during that Weekly Interest Rate Period, (ii) with respect to any Daily Interest Rate Period, the first day thereof and, thereafter, the first day of each month, (iii) with respect to any Long-Term Interest Rate Period, the first day thereof and, thereafter, each Interest Payment Date in respect thereof, other than the last such Interest Payment Date, and (iv) with respect to each Bond Interest Term within a Short-Term Interest Rate Period, the first day thereof.

     "Installment  Payment"  means the payments  payable by the District  from
      --------------------
legally available funds, pursuant to the Installment Sale Agreement, during the term of the Installment Sale Agreement which constitute the payments for and in consideration of the purchase and financing of the Project during the term of the Installment Sale Agreement for which such funds are budgeted and appropriate or otherwise made legally available.

     "Interest Payment Date" means the dates that Installment Payments are due
      ---------------------
and payable by the District, pursuant to the Installment Sale Agreement.

     "Interest  Payment  Date" will mean with  respect to the Bonds,  (i) with
      -----------------------
respect to any Weekly Interest Rate Period and with respect to any Provider Bonds, the first Wednesday of each calendar month, or, if such first Wednesday will not be a Business Day, the next succeeding Business Day, (ii) with respect to any Daily Interest Rate Period, the fifth Business Day of each calendar month, (iii) with respect to any Long-Term Interest Rate Period, each February 15 and August 15, or, if any such February 15 or august 15 will not be a Business Day, the next succeeding Business Day, (iv) with respect to any Bond Interest Term, the day next succeeding the last day thereof, and (v) with respect to each Interest Rate Period, the day next succeeding the last day thereof.

     "Interest  Rate Period"  means any Daily  Interest  Rate  Period,  Weekly
      ---------------------
Interest Rate Period, Bond Interest Term or Long-Term Interest Rate Period.

     "Liquidity  Facility"  shall  initially  mean the Standby  Bond  Purchase
      -------------------
Agreement issued by the Liquidity Provider; and, upon the delivery of an Alternate Liquidity Facility in accordance with the terms hereof, means such Alternate Liquidity Facility.

     "Long-Term  Interest  Rate  Period"  means  each  period  during  which a
      ---------------------------------
Long-Term Interest Rate is in effect ("Long-Term Interest Rate") means a term, non-variable interest rate on the Bonds established in accordance with the Indenture.

     "Maximum Interest Rate" means 12% per annum.
      ---------------------

     "Opinion  of Bond  Counsel"  means an  opinion  signed  by Bond  Counsel,
      -------------------------
addressed to the Issuer, the Bond Insurer, the Liquidity Provider, the Remarketing Agent and the Trustee, to the effect that the action proposed to be taken is authorized or permitted by the laws of the State of California and this Indenture, and will not adversely effect any exclusion pursuant to section 103(a) of the Code from the gross income of the owners thereof for federal income tax purposes.

     "Outstanding"  means,  with respect to the Bonds and as of any date,  the
      -----------
aggregate of Bonds authorized, issued, authenticated and delivered under the Indenture, except:

          (a) Bonds cancelled or surrendered to the Trustee for cancellation pursuant to the provisions of the Indenture respecting exchanges, transfers and authentication of the Bonds;

          (b) Bonds deemed to have been paid as provided in the provisions of the Indenture respecting defeasance; and

          (c) Bonds in lieu of or in substitution for which other Bonds will have been authenticated and delivered pursuant to the Indenture.

Notwithstanding anything in the Indenture to the contrary, in the event that the principal and/or interest due on the Bonds will be paid by the Bond Insurer pursuant to the Municipal Bond Insurance Policy or the Liquidity Provider pursuant to the Liquidity Facility, the Bonds will remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Authority, and the assignment and pledge of the Trust Estate and all covenants, agreements and other obligations of the Authority to the Owners will continue to exist and will run to the benefit of the Bond Insurer and the Liquidity Provider and the Bond Insurer and the Liquidity Provider will be subrogated to the rights of such Owners.

     "Owner"  means the Person or Persons in whose name or names a  particular
      -----
Bond or Bonds shall be registered on the Bond Register.

     "Participants"  means  those  broker-dealers,  banks and other  financial
      ------------
institutions from time to time for which the Depository holds Bonds as securities depository.

     "Payment  Agreement" shall initially mean that certain Payment  Agreement
      ------------------
by and among the Liquidity Provider, the Trustee and the District, dated as of November 1, 1998, providing for the reimbursement for payments made under the Standby Bond Purchase Agreement, or any similar agreement providing for the issuance of any Alternate Liquidity Facility, in each case as such agreement is originally executed and as the same may from time to time be amended or supplemented.

     "Provider  Bonds"  shall  mean  Bonds  or  beneficial   interest  therein
      ---------------
purchased  with  moneys  provided  under the  Liquidity  Facility  pursuant to
Article II hereof and Bonds issued in exchange for or in replacement or substitution thereof until such Bonds are remarketed or until the owner thereof elects not to sell such Bonds as described in the Indenture.

     "Provider  Bonds Rate"  means the rate  applicable  to Provider  Bonds as
      --------------------
established under the Standby Bond Purchase Agreement.

     "Provider  Rate"  shall have the meaning  ascribed to the term  "Provider
      --------------
Rate" in the Standby Bond Purchase Agreement.

     "Redemption  Price"  means  the  principal  amount,  plus the  applicable
      -----------------
premium, if any, payable upon redemption of any Bond pursuant to the Indenture.

     "Remarketing  Agent" means  PaineWebber  Incorporated,  or any  successor
      ------------------
remarketing agent appointed by the Authority in accordance with the terms of the Remarketing Agreement and this Indenture.

     "Remarketing  Agreement" shall mean that certain  Remarketing  Agreement,
      ----------------------
dated as of November 1, 1998, by and among the Remarketing Agent, the District and the Authority as such agreement is originally executed and as the same may from time to time be amended or supplemented; provided, however, that the Remarketing Agreement shall be in form and substance acceptable to the Bond Insurer and the Liquidity Provider.

     "Standby  Bond Purchase  Agreement"  shall mean the Standby Bond Purchase
      ---------------------------------
Agreement, dated as of November 1, 1998, by and between FGIC Securities Purchase, Inc. and the Trustee; and, upon the delivery of an Alternate Liquidity Facility in accordance with the terms hereof, means such Alternate Liquidity Facility.

     "State" means the State of California.
      -----

     "Tax Opinion" means, with respect to any action requiring such an opinion
      -----------
under the Indenture, an Opinion of Bond Counsel to the effect that such action will not adversely affect the exclusion of interest on any Bond from gross income for federal income tax purposes or the exemption of interest on the Bonds from the State personal income taxes.

     "Trustee" means BNY Western Trust Company, a corporation  organized under
      -------
the laws of the  State,  and its  successor  or  successors  under  the  Trust
Agreement.

     "Weekly  Interest  Rate  Period"  means each period  during  which Weekly
      ------------------------------
Interest Rates are in effect.

     "Weekly  Interest  Rate"  means a  variable  interest  rate on the  Bonds
      ----------------------
established in accordance with the Indenture.

     "Written Order" means a written direction of the Authority to the Trustee
      -------------
signed by an Authorized Officer.

                                $1,000,000,000

                        principal amount plus interest

                        Liquidity Facility Obligations

                                      of

                        FGIC Securities Purchase, Inc.


     FGIC Securities Purchase, Inc. ("FGIC-SPI" or the "Company") intends to offer from time to time, in connection with the issuance by municipal authorities or other issuers of adjustable or floating rate debt securities (the "Securities"), its obligations (the "Obligations") under one or more liquidity facilities (the "Liquidity Facilities"). The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus or offering statement. The Obligations will not be severable from the Securities and may not be separately traded. This Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Securities purchased by FGIC Securities Purchase, Inc. or its affiliates.

     Unless otherwise specified in a prospectus supplement to the Prospectus (a "Prospectus Supplement"), the Obligations will be issued from time to time to provide liquidity for certain adjustable or floating rate Securities issued by municipal or other issuers. The specific terms of the Obligations and the Securities to which they relate will be set forth in a Prospectus Supplement. Each issue of Obligations may vary, where applicable, depending upon the terms of the Securities to which the issuance of Obligations relates.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURI-
              TIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.






The date of this Prospectus is November 17, 1998

     The information contained in this Prospectus has been obtained from FGIC Securities Purchase, Inc. This Prospectus is submitted in connection with the future sale of securities as referred to herein, and may not be reproduced or used, in whole or in part, for any other purposes.

     No dealer, salesman or any other person has been authorized by FGIC-SPI to give any information or to make any representation, other than as contained in this Prospectus or a Prospectus Supplement, in connection with the offering described herein, and if given or made, such other information or representation must not be relied upon as having been authorized by any of the foregoing. This Prospectus does not constitute an offer of any securities other than those described herein or a solicitation of an offer to buy in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at Room 1024 at the Office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048 and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy and other information regarding registrants that file electronically, such as FGIC-SPI. The address of the Commission's Website is http:/www.sec.gov. FGIC-SPI does not intend to deliver to holders of its obligations offered hereby an annual report or other report containing financial information.

     This Prospectus and the applicable Prospectus Supplement constitute a prospectus with respect to the Obligations of FGIC-SPI under the Liquidity
Facilities to be issued from time to time by FGIC-SPI in support of the Securities. It is not anticipated that registration statements with respect to the Securities issued by municipal authorities or other issuers will be filed under the Securities Act of 1933, as amended, in reliance on an exemption therefrom.

                      DOCUMENTS INCORPORATED BY REFERENCE

     There are hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, all heretofore filed with the Commission pursuant to Section 13 of the 1934 Act, to which reference is hereby made.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Obligations and the Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Corporate Communications Department, FGIC Corporation, 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.

                                    SUMMARY

     The proposed structure will be utilized to provide liquidity through a "put" mechanism for floating or adjustable rate securities and other derivative debt securities issued by municipal authorities or other issuers. Such securities typically include a tender feature that permits broker-dealers to establish interest rates on a periodic basis which would enable the securities to be remarketed at par and that provides a secondary market liquidity mechanism for holders desiring to sell their securities. Such securities will be remarketed pursuant to an agreement under which the broker-dealers will be obligated to use "best efforts" to remarket the securities. In the event that they cannot be remarketed, FGIC-SPI will be obligated, pursuant to a standby purchase agreement or similar contractual arrangement with the issuer, remarketing agent, tender agent or trustee of the securities, to purchase unremarketed securities, from the holders desiring to tender their securities (the "put option") or upon certain other events. This facility will assure the holders of liquidity for their securities even when market conditions preclude successful remarketing.

     The proposed structure may also be used in connection with concurrent offerings of variable rate demand securities ("VRDNs") and convertible inverse floating rate securities ("INFLOs"). VRDNs and INFLOs are municipal derivative securities pursuant to which (i) the interest rate on the VRDNs is a variable interest rate which is re-set by the remarketing agent from time to time (not to exceed a stated maximum rate) (the "VRDN Rate") and (ii) the interest rate on the INFLOs is concurrently re-set at a rate equal to twice a specified Linked Rate minus the fee charged by FGIC-SPI for the Liquidity Facility. The owners of VRDNs have the optional right to tender their VRDNs to the issuer for purchase and, in the event the remarketing agent does not successfully remarket the tendered VRDNs, FGIC-SPI is obligated to pay the purchase price therefor pursuant to the terms of its liquidity facility.

     If an owner of INFLOs desires a fixed rate of interest not subject to fluctuation based on the inverse floating rate equation described above, such owner may elect to purchase from VRDN holders an amount of VRDNs equal to the principal amount of INFLOs for which such INFLO owner desires a fixed rate of interest. The net effect of such purchase is to "link" an equal principal amount of VRDNs and INFLOs and thereby set a fixed interest rate on the combined securities. If the owner of such combined securities so elects, the owner may "de-link" his or her VRDNs and INFLOs. The remarketing agent will then remarket the VRDNs at a re-set interest rate and the INFLOs retained by the de-linking owner will again continue to vary and to be re-set whenever the interest rate of the VRDNs are re-set. An INFLOs owner may also elect to permanently link his or her INFLOs with an equal principal amount of VRDNs and thereby permanently fix the interest rate on the combined securities to their stated maturity; once permanent linkage is effected, no subsequent de-linkage is permitted.

     Until such time as VRDNs are permanently linked to INFLOs, the VRDNs will remain subject to remarketing in the manner noted above and FGIC-SPI will remain obligated to purchase unremarketed VRDNs in connection with the optional right of holders to tender their VRDNs for purchase.

     The fees for providing the liquidity mechanism will be paid by the issuer or other entity specified in the applicable Prospectus Supplement, typically over the life of the liquidity agreement or, in the case of VRDNs, until such time as a VRDN is permanently linked with an INFLO. Except as otherwise provided in a Prospectus Supplement, in order to obtain funds to purchase unremarketed securities, FGIC-SPI will enter into standby loan agreements with one or more financial institutions (the "Standby Lenders") under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase Securities for which the put option has been exercised. Except as otherwise provided in a Prospectus Supplement, the standby purchase agreement or similar contractual agreement between FGIC-SPI and the trustee, issuer or other specified entity will provide that, without the consent of the issuer and the trustee for the security holders, FGIC-SPI will not agree or consent to any amendment, supplement or modification of the related standby loan agreement, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the issuer or other specified entity, or the security holders. Except as otherwise provided in a Prospectus Supplement, the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement may only be terminated upon the occurrence of certain events of non-payment, default or insolvency on the part of the issuer or other specified entity. In the event of a termination of the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement, the securities will be subject to a mandatory tender. Prior to such time, security holders will have the option to tender their securities, all as set forth in the applicable Prospectus Supplement.

     The above structure is intended to receive the highest ratings from the rating agencies and to provide public issuers with the lowest cost of financing. There can be no assurances, however, that such ratings will be maintained.


                                  THE COMPANY

     FGIC-SPI was incorporated in 1990 in the State of Delaware. All outstanding capital stock of FGIC-SPI is owned by FGIC Holdings, Inc., a Delaware corporation.

     Unless otherwise specified in a Prospectus Supplement, the business of FGIC-SPI consists and will consist of providing liquidity for certain adjustable and floating rate Securities issued by municipal authorities or other issuers through Liquidity Facilities. The securities are typically remarketed by registered broker-dealers at par on a periodic basis to establish the applicable interest rate for the next interest period and to provide a secondary market liquidity mechanism for security holders desiring to sell their securities. Pursuant to standby purchase agreements or similar contractual agreements with issuers of the securities, FGIC-SPI will be obligated to purchase unremarketed securities from the holders thereof who voluntarily or mandatorily tender their Securities for purchase. In order to obtain funds to purchase the Securities, FGIC-SPI will enter into one or more standby loan agreements with Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds as needed to FGIC-SPI to purchase Securities as required.

     FGIC-SPI's principal executive offices are located at 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.


                           THE LIQUIDITY FACILITIES

     The Obligations will rank equally with all other general unsecured and unsubordinated obligations of FGIC-SPI. The Obligations are not issued pursuant to an indenture.

     Registered owners of the Securities will be entitled to the benefits and subject to the terms of the applicable Liquidity Facility as specified in the Prospectus Supplement. Pursuant to the Liquidity Facilities, FGIC-SPI will agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Securities to which such Liquidity Facility relates. The obligation of FGIC-SPI under each Liquidity Facility will be sufficient to pay a purchase price equal to the principal of the Security to which such facility relates and up to a specified amount of interest at a specified rate set forth in the applicable Prospectus Supplement.


                          THE STANDBY LOAN AGREEMENT

     In order to obtain funds to fulfill its obligations under the Liquidity Facilities, FGIC-SPI will enter into one or more Standby Loan Agreements with one or more Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase the Securities to which the applicable Liquidity Facility relates. Each Standby Loan Agreement will have the terms set forth in the applicable Prospectus Supplement. It is anticipated that each loan under a Standby Loan Agreement will be in an amount not exceeding the purchase price for the Securities tendered by the holders which will represent the outstanding principal amount of such securities, premium, if any, and accrued interest thereon for a specified period. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Securities. It is not anticipated that a Standby Lender will guarantee the Securities to which its Standby Loan Agreement relates or FGIC-SPI's obligation under any Standby Purchase Agreement. Standby Lenders will be identified in the appropriate Prospectus Supplement.


                             PLAN OF DISTRIBUTION

     The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus, official statement or offering circular.


                                 LEGAL MATTERS

     The legality of the Obligations has been passed upon for FGIC-SPI by Brown & Wood LLP, One World Trade Center, New York, New York 10048.


                                    EXPERTS

     The financial statements of FGIC Securities Purchase, Inc. at December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 appearing in FGIC Securities Purchase, Inc.'s Annual Report on Form 10-K have been incorporated herein by reference in this prospectus in reliance upon the such report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.


=====================================================    =====================================================
                 TABLE OF CONTENTS                                           $46,000,000

                                                                            principal amount
                                                                       plus interest and premium,
                                                Page                            if any
                                                ----
Prospectus Supplement
Documents Incorporated By Reference..............S-2
Introduction.....................................S-2                 LIQUIDITY FACILITY OBLIGATIONS
Description of the Bonds.........................S-2
The Liquidity Facility...........................S-17
The Standby Loan Agreement; GE Capital...........S-18
Experts..........................................S-20                          issued by
Appendix A........................................A-1
Appendix B........................................B-1

Prospectus                                                                  FGIC Securities
Available Information..............................2                         Purchase, Inc.
Documents Incorporated By Reference................3
Summary............................................4
The Company........................................5                         in support of
The Liquidity Facilities...........................5
The Standby Loan Agreement.........................5                Rancho California Water-District
Plan of Distribution...............................5                 Financing Authority Adjustable
Legal Matters......................................6                      Rate Revenue Bonds,
Experts............................................6                          Series 1998A



                                                                          PROSPECTUS SUPPLEMENT


                                                                             November 17, 1998

=====================================================    =====================================================
